                       COLLABORATIVE RESEARCH, DEVELOPMENT

                              AND LICENSE AGREEMENT

                                      AMONG

                          ACADIA PHARMACEUTICALS INC.,

                                       AND

                                 ALLERGAN, INC.

                                       AND

                ALLERGAN PHARMACEUTICALS (IRELAND) LIMITED, INC.

                                       AND

                              ALLERGAN SALES, INC.

                                            TABLE OF CONTENTS

                                                                                                    PAGE
1.       Definitions...................................................................................1

2.       Scope of Collaboration; Development Responsibilities; Exclusivity and Governance..............6
         2.1      Scope of Collaboration...............................................................6
         2.2      Development Responsibilities.........................................................6
         2.3      Exclusivity of the Collaboration.....................................................6
         2.4      Research Management Committee........................................................7
         2.5      Research Management Committee Functions And Powers...................................7
         2.6      Information And Reports..............................................................8
         2.7      RMC Dispute Resolution...............................................................8

3.       Technology Transfer and Identification of Active Compounds....................................8
         3.1      Transfer of ACADIA Technology........................................................8
         3.2      Transfer of Allergan Technology......................................................8
         3.3      Identification of Active Compounds...................................................9

4.       Compound Testing And Selection................................................................9
         4.1      Testing To Identify Active Compounds.................................................9
         4.2      Selection of Designated Compounds....................................................9
         4.3      Selection of Collaboration Lead Compounds...........................................11

5.       Product Development Manufacturing and Supply.................................................12
         5.1      Development of Collaboration Lead Compounds.........................................12
         5.2      Disclosure of Study Data on Collaboration Lead Compounds............................12
         5.3      Manufacture and Supply..............................................................12

6.       License Grants; Failure to Pursue Development in Japan.......................................12
         6.1      License Grants for Collaborative Research...........................................12
         6.2      License Grant for Development and Commercial Purposes...............................13
         6.3      Sublicensing Rights.................................................................13
         6.4      Diligence Obligations...............................................................13
         6.5      Failure to Pursue Development in Japan..............................................13

7.       Fees and Payments............................................................................14
         7.1      Up-front Fee........................................................................14
         7.2      Research Funding....................................................................14
         7.3      Milestone Payments..................................................................15
         7.4      Royalties...........................................................................16

8.       Payments; Records; Audits....................................................................18
         8.1      Payment; Reports....................................................................18
         8.2      Exchange Rate; Manner and Place of Payment..........................................18
         8.3      Late Payments.......................................................................18
         8.4      Records and Audits..................................................................18


                                                         -i-
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
         8.5      Withholding of Taxes................................................................19
         8.6      Exchange and Royalty Rate Controls..................................................19

9.       Intellectual Property........................................................................19
         9.1      Ownership of Technology.............................................................19
         9.2      Patent Prosecution..................................................................19
         9.3      Cooperation of the Parties..........................................................20
         9.4      Infringement by Third Parties.......................................................20
         9.5      Infringement of Third Party Rights..................................................21
         9.6      Trademarks..........................................................................22
         9.7      Patent Labeling.....................................................................22

10.      Representations and Warranties...............................................................22
         10.1     Representations and Warranties......................................................22
         10.2     ACADIA Representations and Warranties...............................................22
         10.3     Allergan Representations and Warranties.............................................23
         10.4     Disclaimer Concerning Technology....................................................23

11.      Confidentiality; Publication.................................................................24
         11.1     Confidentiality.....................................................................24
         11.2     Exceptions..........................................................................24
         11.3     Terms of Agreement..................................................................24
         11.4     Authorized Disclosure...............................................................24
         11.5     Publications........................................................................25

12.      Term and Termination.........................................................................26
         12.1     Term of the Agreement...............................................................26
         12.2     Termination by Mutual Agreement.....................................................26
         12.3     Termination by Allergan.............................................................26
         12.4     Termination for Cause...............................................................26
         12.5     Accrued Rights, Surviving Obligations...............................................26

13.      Indemnity....................................................................................28
         13.1     Indemnification.....................................................................28
         13.2     Control of Defense..................................................................28
         13.3     Insurance...........................................................................28

14.      Governing Law; Dispute Resolution............................................................29
         14.1     Governing Law.......................................................................29
         14.2     Dispute Resolution..................................................................29
         14.3     Jurisdiction and Venue..............................................................29

15.      General Provisions...........................................................................29
         15.1     Notices.............................................................................29
         15.2     Force Majeure.......................................................................30
         15.3     Entirety of Agreement...............................................................30
         15.4     Non-Waiver..........................................................................30


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
         15.5     Disclaimer of Agency................................................................30
         15.6     Severability........................................................................30
         15.7     Affiliates; Assignment..............................................................30
         15.8     Headings............................................................................31
         15.9     Limitation of Liability.............................................................31
         15.10    Counterparts........................................................................31
         15.11    Bankruptcy..........................................................................31
         15.12    Public Disclosure...................................................................32

                                      Confidential Treatment Requested
                                      Under 17 C.F.R. Sections 200.80(b)(4),
                                      200.83 and 230.406



                       COLLABORATIVE RESEARCH, DEVELOPMENT

                              AND LICENSE AGREEMENT


         THIS COLLABORATIVE RESEARCH, DEVELOPMENT AND LICENSE AGREEMENT (this "Agreement"), entered into as of July 26, 1999 (the "Effective Date") by and among ACADIA PHARMACEUTICALS INC., a Delaware corporation ("ACADIA"), with offices at 3911 Sorrento Valley Blvd., San Diego, California 92121 and ALLERGAN PHARMACEUTICALS (IRELAND) LIMITED, INC. a Panamanian corporation with offices at Castlebar road Westport, County Mayo, Ireland, ALLERGAN SALES, INC. a California corporation with offices at 2525 Dupont Drive, Irvine, California 92612 and ALLERGAN, INC., a Delaware corporation, with offices at 2525 Dupont Drive, Irvine, California 92612 (hereinafter collectively "Allergan"),

                              W I T N E S S E T H:

         WHEREAS, ACADIA has discovered compounds that are potent agonists selective for the m1 muscarinic receptor which agonists may be useful in the treatment of ocular disease such as glaucoma; and

         WHEREAS Allergan is engaged in the research, development, marketing, manufacture and sale of therapeutic products for the treatment of ocular disease; and

         WHEREAS, ACADIA and Allergan desire to enter into a collaborative relationship to conduct research with the goal of designating two [***] specific muscarinic receptor ligands as lead drug development compounds for development and commercialization by Allergan for the treatment of ocular disease:

         NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         1.1 "ACADIA DESIGNATED COMPOUND" shall mean any one (1) of up to [***] Active Compounds and their respective [***] (to the extent such [***] are included in the mixture tested) and salts thereof, at any one time selected as a drug candidate by ACADIA pursuant to Section 4.3(b).

         1.2 "ACADIA KNOW-HOW" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical results, physical, chemical or biological material, and other information and data on or relating to all [***] Muscarinics that (a) ACADIA owns, controls or to which it has a license with the right to sublicense on the Effective Date or (b) are independently developed by ACADIA or its Affiliates during the Research Term and, in each case, any replication or any part of such information or material.

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         1.3 "ACADIA PATENTS" shall mean, to the extent useful for the purposes of the Collaboration and any subsequent commercialization of Allergan Products, all foreign and domestic: (a) patents existing as of the Effective Date or issued during the Research Term; and (b) patents issuing from patent applications that are pending as of the Effective Date or during the Research Term (including provisionals, divisionals, continuations and continuations-in-part of such applications); and (c) substitutions, extensions, reissues, renewals and inventors certificates relating to the foregoing patents, which ACADIA owns or controls or to which ACADIA has a license (with the right to sublicense). ACADIA Patents shall also mean any patents solely owned by ACADIA pursuant to Section 9.1 hereof. ACADIA Patents existing as of the Effective Date are the patents and applications listed in Exhibit C attached hereto.

         1.4 "ACADIA Pool Compounds" shall have the meaning set forth in Section 4.2.

         1.5 "ACADIA PRODUCT" shall mean any product containing a Collaboration Lead Compound which receives Regulatory Approval for commercial marketing and sale for use in the Field and is commercialized in the Field by ACADIA, its Affiliates or its sublicensees; including all formulations, line extensions and modes of administration thereof.

         1.6 "ACADIA TECHNOLOGY" shall mean the ACADIA Patents and the ACADIA Know-How.

         1.7 "ACTIVE COMPOUNDS" shall mean any M1 Muscarinic that demonstrates the requisite activity levels in the Assays pursuant to the Research Plan, as such activity levels may be amended from time to time by the RMC.

         1.8 "AFFILIATE" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include any company of which greater than fifty percent (50%) of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, greater than fifty percent (50%) of the voting stock of a party.

         1.9 "ALLERGAN DESIGNATED COMPOUND" shall mean any one (1) of up to [***] Active Compounds, [***], at any one time selected as a drug candidate by Allergan pursuant to Section 4.3(a) hereof for research and development in the Field.

         1.10 "ALLERGAN KNOW-HOW" shall mean all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information and data on or relating to all [***] Muscarinics that are independently developed by Allergan or its Affiliates during the Research Term and, in each case, any replication or any part of such information or material.

         1.11 "ALLERGAN PATENTS" shall mean any patents solely owned by Allergan pursuant to Section 9.1 hereof.

         1.12 "Allergan Pool Compounds" shall have the meaning set forth in
Section 4.2.


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         1.13 "ALLERGAN PRODUCT" shall mean any product containing a
Collaboration Lead Compound which receives Regulatory Approval for commercial marketing and sale for use in the Field and is commercialized in the Field by Allergan, its Affiliates or its sublicensees; including all formulations, line extensions and modes of administration thereof.

         1.14 "ALLERGAN TECHNOLOGY" shall mean the Allergan Patents and Allergan Know-How.

         1.15 "ASSAYS" shall mean R-SAT-TM- assays used to measure activity at all muscarinic receptors and other IN VITRO molecular assays as determined by the RMC.

         1.16 "COLLABORATION" shall mean the programs of collaborative research and development under this Agreement for the discovery, selection, synthesis, investigation, and preclinical and clinical development of [***] Muscarinics for use in the Field.

         1.17 "COLLABORATION KNOW-HOW" shall mean any and all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical results, physical, chemical or biological material, and other information and data that is (a) useful for purposes of the Collaboration and/or that relates to [***] Muscarinics, Allergan Designated Compounds, Allergan Pool Compounds or Collaboration Lead Compounds, but excluding ACADIA Designated Compounds and ACADIA Pool Compounds and (b) that is derived from or developed pursuant to activities undertaken by either party, including their consultants or collaborators in the conduct of the Collaboration, and, in each case, any replication or any part of such information or material.

         1.18 "COLLABORATION LEAD COMPOUND" shall mean [***]Compound selected by Allergan pursuant to Section 4.5 hereof as [***] and commercialization for use in the Field.

         1.19 "COLLABORATION PATENTS" shall mean all foreign and domestic patents (including substitutions, extensions, reissues, renewals and inventors certificates relating thereto) that issue from patent applications including provisionals, divisionals, continuations and continuations-in-part of such applications that claim inventions in the Collaboration Know-How and that are filed by one or both of the parties on behalf of one or both of the parties hereto.

         1.20 "COLLABORATION TECHNOLOGY" shall mean the Collaboration Patents and the Collaboration Know-How.

         1.21 "CONFIDENTIAL INFORMATION" shall mean all information, inventions, know-how or data disclosed by a party to the other pursuant to this Agreement including, without limitation, manufacturing, marketing, financial, personnel, scientific and other business information and plans, and the material terms of this Agreement, whether in oral, written, graphic or electronic form.

         1.22 "FIELD" shall mean the prevention or treatment of ocular disease.

         1.23 "FIRST COMMERCIAL SALE" of an Allergan Product or an ACADIA Product shall mean the first sale for use or consumption of such Allergan Product or such ACADIA Product in a country after Regulatory Approval has been granted by the governing health regulatory


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authority of such country. Sale to an Affiliate or sublicensee shall not constitute a First Commercial Sale unless the Affiliate or sublicensee is the end user of the Allergan Product or ACADIA Product.

         1.24 "FTE" shall mean full-time equivalent scientific personnel.

         1.25 "IND" shall mean an Investigational New Drug Application filed with the United States Food and Drug Administration, or the equivalent application or filing necessary to commence human clinical trials in another country, as applicable.

         1.26 "[***] MUSCARINICS" shall mean all [***] muscarinic receptor ligands (i) in ACADIA's possession as of the Effective Date, (ii) synthesized during the Research Term pursuant to the Research Plan or in any other ACADIA program which selectively targets activation of the [***] muscarinic receptor, or (iii) acquired from Third Parties during the Research Term pursuant to the Research Plan or in conjunction with any other ACADIA program which selectively targets activation of the [***] muscarinic receptor.

         1.27 "MAJOR MARKET" shall mean the [***].

         1.28 "NDA" shall mean a New Drug Application, Product License Application or equivalent application filed with the United States Food and Drug Administration, or the equivalent community application filed in [***], or the equivalent application filed as a national application in [***].

         1.29 "NET SALES" shall mean, with respect to any Allergan Product or ACADIA Product, the amount invoiced by Allergan or ACADIA, their Affiliates or sublicensees to Third Parties which are not Affiliates or sublicensees of the selling party, unless such Affiliates or sublicensees are the end users of such Allergan Product or ACADIA Product in which case the amount billed therefor shall be deemed to be the amount that would be invoiced to a Third Party in an arm's length transaction, for the sale of such products less (i) cash discounts and/or quantity discounts allowed; (ii) credits and allowances of returns, rejections and recalls; (iii) charges for freight, insurance and transportation specifically included in the amount invoiced; (iv) sales and use taxes, duties or other governmental tariffs and other similar taxes incurred and government mandated rebates, (v) accruals for estimated wholesaler chargebacks, contract rebates and bid rebates and Medicaid and other similar government mandated rebates as Allergan or ACADIA may be required to pay from time to time, all of which shall be determined in accordance with such party's standard accounting methods. In the event an Allergan Product or an ACADIA Product is sold in a combination product with other biologically active components, Net Sales, for purposes of royalty payments on the combination product, shall be calculated by multiplying the Net Sales of that combination by the fraction A/B, where A is the gross selling price of the Allergan Product or ACADIA Product sold separately and B is the gross selling price of the combination product. In the event that no such separate sales are made, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the combination by the fraction C/(C+D), where C is the fully allocated cost of the active ingredient (Collaboration Lead Compound) in the Allergan Product or ACADIA Product and D is the fully allocated cost of such other biologically active components. In no event shall Net Sales of any

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Allergan Product or ACADIA Product calculated under this provision with respect to any combination product be less than [***] of the Net Sales of such combination product. In the event an Allergan Product or an ACADIA product is sold in a capitated arrangement or with other products (a "Combination") then Net Sales shall be calculated by multiplying the Net Sales of that Combination by the fraction A/B, where A is the gross selling price of the Allergan Product or ACADIA Product sold separately and B is the gross selling price of the Combination. In the event that no such separate sales are made, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the Combination by the fraction C/(C+D), where C is the fully allocated cost of the Allergan Product or ACADIA Product and D is the fully allocated cost of the other products in the Combination. From time to time, but not less often than annually, the party owing any royalty with respect to Net Sales will determine the actual amount of rebates paid under clauses (iv) and (v) above and any differences between the estimates accrued under (v) above and the actual amounts paid will be treated as adjustments to Net Sales subject to royalty in the period in which such differences are so determined.

         1.30 "PROOF OF CONCEPT IN GLAUCOMA PATIENTS" shall have the meaning stated in Exhibit A hereto.

         1.31 "REGULATORY APPROVAL" shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of the United States or European Union or any country, federal, state or local regulatory agency, department, bureau or other government entity that is necessary for the manufacture, use, storage, import, transport and/or sale of an Allergan Product or an ACADIA Product in such jurisdiction.

         1.32 "RESEARCH MANAGEMENT COMMITTEE" or "RMC" shall mean the committee formed pursuant to Section 2.4.

         1.33 "RESEARCH PLAN" shall mean the plan for conducting the research under the Collaboration, as amended from time to time by the RMC. The initial Research Plan agreed upon by the parties hereto is attached to this Agreement as Exhibit B. Any amendments or revisions to the Research Plan shall be in writing and shall require unanimous approval of the RMC.

         1.34 "RESEARCH PROGRAM" shall mean a collaborative research program in the Field under this Agreement with the goal of designating two Collaboration Lead Compounds for development and commercialization in the Field.

         1.35 "RESEARCH TERM" shall mean [***] following the Effective Date and one additional [***] renewal period upon written notice from Allergan no less than [***] prior to the anniversary of the Effective Date, if Allergan has not selected two Collaboration Lead Compounds during the [***] period following the Effective Date. The Research Term may be further extended upon terms to be agreed upon by the parties in good faith negotiations.

         1.36 "ROYALTY TERM" shall mean, in the case of each Allergan Product or ACADIA Product, in any country, the period of time commencing on the First Commercial Sale and ending upon the later of (a) ten (10) years from the date of First Commercial Sale in such


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country, or (b) the expiration of the last to expire Valid Claim covering such Allergan Product or ACADIA Product in such country.

         1.37 "TERM OF THE AGREEMENT" shall have the meaning ascribed in Section 12.1.

         1.38 "TERRITORY" shall mean all countries of the world.

         1.39 "THIRD PARTY" shall mean any entity other than Allergan or ACADIA or an Affiliate of Allergan or ACADIA.

         1.40 "VALID CLAIM" shall mean a claim of an unexpired patent included within the patent rights licensed hereunder, which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reexamination, reissue or disclaimer.

         2. SCOPE OF COLLABORATION; DEVELOPMENT RESPONSIBILITIES; EXCLUSIVITY AND GOVERNANCE.

         2.1 SCOPE OF COLLABORATION. The parties hereby agree to establish and conduct, during the Research Term, a collaborative research program in accordance with the Research Plan and the terms of this Agreement. The initial Research Plan for conducting such research program is attached to this Agreement as Exhibit B. Pursuant to the Collaboration, the parties will collaborate in identifying Active Compounds with the goal of designating two Collaboration Lead Compounds for development and commercialization.

         2.2 DEVELOPMENT RESPONSIBILITIES. ACADIA will be primarily responsible for providing all medicinal, computational and synthetic chemistry and m1 muscarinic R-SAT-TM- analysis and other IN VITRO molecular assays selected by the RMC. ACADIA will also be primarily responsible for providing sufficient quantities [***] of non-GMP Allergan Designated Compounds to Allergan for pre-IND animal proof of concept testing. Allergan will be primarily responsible for the IN VIVO testing in relevant disease models, the preclinical development of Allergan Designated Compounds in the Field including, but not limited to; pharmaceutics, ADME, toxicology, process chemistry and manufacturing scale up, and the further preclinical and clinical development of Collaboration Lead Compounds.

         2.3 EXCLUSIVITY OF THE COLLABORATION. During the Research Term, the Research Program shall be the parties' exclusive means of collaborating and/or conducting research and development on [***] muscarinics in the Field. Other than pursuant to the terms of this Agreement, at the end of the Research Term for as long as Allergan is developing, and until Allergan has commercialized a Collaboration Lead Compound, Allergan shall not: (a) collaborate with any Third Party for the purpose of discovering, developing and/or commercializing any compounds for use in the Field that produce the intended therapeutic effects principally by selective activation of the [***] muscarinic receptor (b) license in or acquire from any Third Party any compound and/or product for use in the Field that produces the intended therapeutic effects principally by selective activation of the [***] muscarinic receptor or (c) conduct any research and/or development for the purpose of identifying compounds for use in the Field that produce the intended therapeutic effects principally by selective activation of the [***] muscarinic receptor.

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For the purposes of the forgoing, ("selective") shall mean as set forth in the initial Research Plan attached as Exhibit B activity at the [***] muscarinic receptor at least [***] the activity at the [***] muscarinic receptor. At the end of the Research Term: if Allergan is developing a Collaboration Lead Compound in the Field, then (x) so long as Allergan is actively developing a Collaboration Lead Compound or commercializing an Allergan Product as permitted under this Agreement ACADIA shall not develop, itself, or with a Third Party any Allergan Designated Compound or ACADIA Designated Compound in the Field or any Collaboration Lead Compound in any field, and (y) for [***] after the end of the Research Term, only if Allergan continues to develop a Collaboration Lead Compound during such [***] period, ACADIA shall not develop any Allergan Designated Compound, itself, or with a Third Party, in any field, and (z) for [***] after the end of the Research Term, only if Allergan continues to develop a Collaboration Lead Compound during such [***] period, ACADIA shall not develop any [***] muscarinic, itself, or with a Third Party, in the Field.

         2.4 RESEARCH MANAGEMENT COMMITTEE. Promptly after the Effective Date, the parties will form a Research Management Committee ("RMC") comprised of three (3) representatives of each of ACADIA and Allergan. One member of the RMC shall be selected to act as the chairperson of the RMC, with each chairperson acting for a term of [***]. The chairperson shall be selected alternately by Allergan and ACADIA, and ACADIA shall designate the first chairperson. The RMC shall determine the specific goals for the Collaboration, shall manage the ongoing research conducted under the Collaboration, and shall monitor the progress and results of such work. All decisions of the RMC shall be unanimous. The RMC shall meet on a quarterly basis or at such other frequency as the RMC agrees. The parties shall agree upon the time and place of meetings. Within [***] after each meeting, the RMC chairperson will provide the parties with a written report describing, in reasonable detail, the status of the Collaboration, a summary of the results and progress to date, the issues requiring resolution, and the agreed resolution of previously reported issues. A reasonable number of additional representatives of a party may attend meetings of the RMC in a non-voting capacity.

         2.5 RESEARCH MANAGEMENT COMMITTEE FUNCTIONS AND POWERS. The RMC shall encourage and facilitate ongoing cooperation between the parties, establish, update, review and approve the Research Plan and other plans for accomplishing the Collaboration goals, allocate tasks and coordinate activities required to perform the Collaboration, monitor progress of the Collaboration and the parties' diligence in carrying out their responsibilities thereunder, oversee the conduct of all patent matters, determine the IN VITRO data and information that must be provided to Allergan and to ACADIA on each Active Compound to enable Allergan and ACADIA to determine their interest in selecting such Active Compound as an Allergan Pool Compound or an ACADIA Pool Compound and carry out the other duties and responsibilities described for it in this Agreement. The RMC shall also be responsible for developing and approving an annual research budget for activities to be performed by the parties pursuant to the Research Plan for [***] of the Research Term (including any renewal or extension thereof), subject to the minimum funding levels provided in Section 7.2. Such budget shall set forth the research funding to be provided by Allergan to ACADIA, which shall be determined based on the number of FTEs required for ACADIA to perform its activities under the Research Plan.


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         In addition, the RMC shall maintain and, on a regular basis, update and provide to the parties a list or lists of the following: Active Compounds, ACADIA Designated Compounds, ACADIA Pool Compounds, Allergan Designated Compounds, Allergan Pool Compounds, and Collaboration Lead Compounds.

         2.6 INFORMATION AND REPORTS. Except as otherwise provided in this Agreement, the parties will make available and disclose to one another all results of the work conducted pursuant to the Collaboration prior to and in preparation for RMC meetings, in the form and format to be designated by the RMC.

         2.7 RMC DISPUTE RESOLUTION. If the RMC is unable to decide or resolve an issue unanimously, the issue shall be referred to the Chief Scientific Officer of ACADIA and the President, Research and Development of Allergan. Such officers of the parties will meet promptly thereafter and shall negotiate in good faith to resolve such issue. If they cannot resolve the issue within [***] of commencing such negotiations then the issue shall be resolved as provided in Section 14.2.

         3. TECHNOLOGY TRANSFER AND IDENTIFICATION OF ACTIVE COMPOUNDS.

         3.1 TRANSFER OF ACADIA TECHNOLOGY. Commencing promptly after the Effective Date and from time to time thereafter, ACADIA shall disclose to Allergan such of the ACADIA Technology and relevant information with respect to ACADIA Designated Compounds as is reasonably necessary to enable Allergan to perform its Collaboration activities hereunder in accordance with the Research Plan and otherwise to exercise fully the licenses granted to Allergan hereunder, provided, however, that with respect to information relating to ACADIA Designated Compounds, ACADIA shall only be required to disclose such information to the extent that it is permitted to do so and Allergan shall only have the right to use such information for research purposes. During the Term of the Agreement, ACADIA will provide Allergan with reasonable technical assistance relating to the use of such ACADIA Know-How and the practice of such ACADIA Patents in the Field solely to the extent permitted under the licenses granted to Allergan herein. In the event that ACADIA provides any materials to Allergan pursuant to the Research Plan, the parties will enter into a Materials Transfer Agreement in the form attached hereto as Exhibit D with respect to such materials.

         3.2 TRANSFER OF ALLERGAN TECHNOLOGY. Commencing promptly after the Effective Date and from time to time thereafter, Allergan shall disclose to ACADIA such of the Allergan Technology as is reasonably necessary to enable ACADIA to perform its Collaboration activities hereunder in accordance with the Research Plan and otherwise to exercise fully the licenses granted to ACADIA hereunder. For the avoidance of doubt, Allergan shall have no obligation to disclose to ACADIA clinical data related to Collaboration Lead Compounds other than as required pursuant to Section 5.2, unless ACADIA exercises its right to develop and commercialize collaboration Lead Compounds pursuant to Section 6.5, 12.5(b) or 12.5(c). In addition, Allergan shall make available all data and information existing as of the Effective Date generated by Allergan, its Affiliates or its collaborators under the Confidential Disclosure Agreement dated March 1, 1998 between ACADIA and Allergan. During the Term of the Agreement, Allergan will provide ACADIA with reasonable technical assistance relating to the use of such Allergan Know-How and the practice of such Allergan Patents solely to the extent

                                              *CONFIDENTIAL TREATMENT REQUESTED
permitted under the license granted to ACADIA herein. In the event that Allergan provides any materials to ACADIA pursuant to the Research Plan, the parties will enter into a Materials Transfer Agreement in the form attached hereto as Exhibit D with respect to such materials.

         3.3 IDENTIFICATION OF ACTIVE COMPOUNDS. During the Research Term, the parties shall collaborate in accordance with the Research Plan to perform research to identify Active Compounds with the potential to become Allergan Designated Compounds or ACADIA Designated Compounds. The parties shall report the results of such research promptly to the RMC.

         4. COMPOUND TESTING AND SELECTION.

         4.1 TESTING TO IDENTIFY ACTIVE COMPOUNDS.

         (a) COMPOUNDS FOR TESTING. During the Research Term, ACADIA will make all [***] Muscarinics available for testing in the Assays pursuant to the Research Plan. ACADIA will promptly provide to the RMC any information in ACADIA's possession regarding the chemical structure and properties of such compounds. In addition, the RMC may agree to have ACADIA synthesize additional compounds and to obtain from Third Parties rights to screen compounds owned or controlled by Third Parties; PROVIDED, HOWEVER, that if there would be any amounts payable to such Third Party for testing such compounds or making, using or selling products containing such compounds, no such Third Party compounds will be procured and screened without the consent of both parties.

         (b) TESTING. ACADIA shall use commercially reasonable efforts to conduct the testing in the Assays of [***] Muscarinics pursuant to the Research Plan or selected for testing under Section 4.1(a). The primary goal of the testing is to determine the activity of such selected compounds to identify Active Compounds.

         (c) IDENTIFICATION OF ACTIVE COMPOUNDS. Promptly after completing the testing of a batch of compounds under this Section 4.1 in the Assays, ACADIA will provide to the RMC the results of such testing. The RMC will review such Assay results promptly after receipt and will determine which of the screened compounds meet the requirements established in the Research Plan for designation as Active Compounds, as such requirements may be modified by the RMC. Upon designating Active Compounds, the RMC shall add such compounds to the list of all Active Compounds, which shall be maintained by the RMC, and shall forward the updated list to each party.

         4.2 SELECTION OF POOL COMPOUNDS. The process for selection of
Active Compounds as Allergan Pool Compounds or as ACADIA Pool Compounds shall be as set forth in this Section 4.2, and as such process may be amended by the RMC from time to time.

         The parties shall meet on a quarterly basis, or more frequently, as agreed to by the RMC, to select Active Compounds which have the potential of becoming Allergan Designated Compounds or ACADIA Designated Compounds, hereinafter defined as a "Compound Selection Meeting". Such Compound Selection Meetings shall be scheduled contemporaneously with RMC meetings, to the extent practicable. At least [***] before each Compound Selection Meeting ACADIA shall provide to the RMC the Assay results on all [***] Muscarinics tested since the last report describing such Assay results was delivered to the RMC. The Assay

                                              *CONFIDENTIAL TREATMENT REQUESTED
results shall be provided in a form as agreed to by the RMC. Each Compound Selection Meeting shall begin by reviewing the Assay results provided by ACADIA prior to such Compound Selection Meeting and, pursuant to Section 4.1
(c), determining which of the screened compounds meet the requirements for designation as Active Compounds.

         The selection of Active Compounds by ACADIA and by Allergan shall take place at each Compound Selection Meeting in [***] and each such Active Compound selected [***] shall hereinafter be defined as an Allergan Pool Compound or ACADIA Pool Compound, [***]. [***] shall make the [***] the initial Compound Selection Meeting [***]. The RMC shall record [***]. From the date upon which each [***] Pool Compound is designated hereunder until the end of the Research Term, [***] shall not [***] Pool Compounds. At the end of the Research Term all rights to [***] Pool Compounds but not [***] Designated Compounds or Collaboration Lead Compounds shall [***].

         4.3 SELECTION OF DESIGNATED COMPOUNDS.

         (a) SELECTION BY ALLERGAN. Allergan shall have the right, in consultation with the RMC, to select up to [***] Allergan Pool Compounds that appear promising for preclinical evaluation by Allergan for use in the Field. At the time of such selection, such selected Allergan Pool Compounds shall be designated as Allergan Designated Compounds. From time to time thereafter, Allergan may designate additional Allergan Pool Compounds as Allergan Designated Compounds or remove the designation from previously designated Allergan Designated Compounds so long as the total number of Allergan Designated Compounds shall not exceed [***] at any time.

         Allergan shall use reasonable efforts to conduct, at its own expense, all preclinical testing and investigations necessary for Allergan to select appropriate Allergan Designated Compounds to designate as Collaboration Lead Compounds for further development. Such further development may include, at Allergan's reasonable discretion, but not be limited to, GLP toxicology studies, formulation and process development, animal testing and other preclinical pharmaceutical development necessary to prepare and file an IND and all additional animal testing and human clinical testing necessary to file a NDA. Except as provided in Section 2.2, Allergan will be responsible for providing, at its own expense, the supply of all Allergan Designated Compounds and Collaboration Lead Compounds necessary for preclinical and clinical development worldwide.

         Allergan shall provide promptly to the RMC the results of all work it performs pursuant to this Section 4.3(a) during the Research Term. Allergan shall use reasonable efforts to conduct such work in order to select a Collaboration Lead Compound as soon as possible. From the date upon which each Allergan Designated Compound is designated hereunder until the date that is [***] following the end of the Research Term, ACADIA will not grant any license

                                              *CONFIDENTIAL TREATMENT REQUESTED
to a Third Party under its interest in the Allergan Designated Compounds. On the date that is [***] following the end of the Research Term all rights to Allergan Designated Compounds (unless such Allergan Designated Compound has been selected as a Collaboration Lead Compound and Allergan continues development or commercialization of such Collaboration Lead Compound) shall revert to ACADIA, subject to the provisions of Section 2.3 hereof.

         (b) SELECTION BY ACADIA. ACADIA shall have the right, in consultation with the RMC, to select up to [***] ACADIA Pool Compounds for use in ACADIA's own research programs or the research programs of Third Parties selected by ACADIA. At the time of such selection, such selected ACADIA Pool Compounds shall be designated as ACADIA Designated Compounds. From time to time thereafter, ACADIA may designate additional ACADIA Pool Compounds as ACADIA Designated Compounds or remove the designation from previously designated ACADIA Designated Compounds so long as the total number of ACADIA Designated Compounds shall not exceed [***] at any time.

         4.4 SUBSTITUTION OF DESIGNATED COMPOUNDS

         In the event that Allergan elects to remove the designation from a previously designated Allergan Designated Compound and replace such Allergan Designated Compound with another Allergan Pool Compound, then Allergan shall provide ACADIA notice of Allergan's intent to substitute such Allergan Designated Compound and ACADIA shall have the right to select such previously designated Allergan Designated Compound as an ACADIA Designated Compound. If within [***] following such notice, ACADIA has not provided notice to Allergan that it intends to select such previously designated compound as an ACADIA Designated Compound then such previously designated Allergan Designated Compound shall become an Allergan Pool Compound.

         In the event that ACADIA elects to remove the designation from a previously designated ACADIA Designated Compound and replace such ACADIA Designated Compound with another ACADIA Pool Compound, then ACADIA shall provide Allergan notice of ACADIA's intent to substitute such ACADIA Designated Compound and Allergan shall have the right to select such previously designated ACADIA Designated Compound as an Allergan Designated Compound. If within [***] following such notice, Allergan has not provided notice to ACADIA that Allergan intends to select such previously designated compound as an Allergan Designated Compound then such previously designated ACADIA Designated Compound shall become an ACADIA Pool Compound.

         4.5 SELECTION OF COLLABORATION LEAD COMPOUNDS. Allergan shall have the right to select and designate, by written notice to ACADIA and the RMC, up to two (2) Collaboration Lead Compounds for clinical development. Allergan shall use reasonable efforts to select a Collaboration Lead Compound prior to the end of the Research Term. Upon selection of an Allergan Designated Compound as a Collaboration Lead Compound, Allergan shall be entitled to select another Allergan Pool Compound as an Allergan Designated Compound so that it retains [***] Allergan Designated Compounds. Allergan may, at any time, exchange a Collaboration Lead Compound for an Allergan Designated Compound, which will then become a Collaboration Lead Compound.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         5. PRODUCT DEVELOPMENT MANUFACTURING AND SUPPLY.

         5.1 DEVELOPMENT OF COLLABORATION LEAD COMPOUNDS. After selection of each Collaboration Lead Compound Allergan shall prepare and deliver to ACADIA within a reasonable period, such period not to exceed [***] for a draft and [***] for a final, thereafter, a written development plan for conducting research and development on such Collaboration Lead Compound, describing the activities and projected timing of the activities necessary to obtain Regulatory Approval for such Collaboration Lead Compound. Each such development plan shall be prepared by Allergan in a manner consistent with commercially reasonable standards and practices in the industry. Allergan shall have the sole responsibility for conducting preclinical and clinical development of Collaboration Lead Compounds in accordance with the development plan. Allergan agrees to use commercially reasonable efforts to fund and perform such development in Major Markets.

         5.2 DISCLOSURE OF STUDY DATA ON COLLABORATION LEAD COMPOUNDS. At least once every [***] from the date upon which Allergan designates a Collaboration Lead Compound(s), Allergan shall provide to ACADIA prior to an IND filing for such Collaboration Lead Compound, a report summarizing the scientific results of studies on such Collaboration Lead Compound and, subsequent to an IND filing for such Collaboration Lead Compound, the IND update or equivalent report required by the United States Food and Drug Administration for such Collaboration Lead Compound. In each such report, Allergan shall provide ACADIA a description of the progress made during the [***] towards obtaining Regulatory Approval of such Collaboration Lead Compound and the plans for the [***]. Allergan shall have the right to modify the development plan in the event that commercial, scientific or competitive conditions or regulatory requirements change during the course of the development and/or there are unanticipated results obtained in preclinical or clinical studies.

         5.3 MANUFACTURE AND SUPPLY. Except as outlined in Section 2.2, Allergan shall be responsible for providing, at its sole expense, the supply of all Allergan Designated Compounds and Collaboration Lead Compounds necessary for the preclinical and clinical development of such Allergan Designated Compounds and Collaboration Lead Compounds and all Allergan Products necessary for commercialization worldwide.

         6. LICENSE GRANTS; FAILURE TO PURSUE DEVELOPMENT IN JAPAN.

         6.1 LICENSE GRANTS FOR COLLABORATIVE RESEARCH.

         (a) GRANT BY ACADIA. During the Research Term and for [***] thereafter with respect to Allergan Designated Compounds, ACADIA grants to Allergan an exclusive (except as to ACADIA's rights expressly set forth in this Agreement), worldwide, non-transferable (except as to Japan), royalty-free license, with the right to sublicense only as it relates to Japan, under the ACADIA Technology and ACADIA's interest in the Collaboration Technology to use such technology solely to the extent necessary or appropriate to carry out Allergan's research responsibilities under the Collaboration in the Field. Allergan has the right to subcontract with Third Parties for the performance of research and development activities, PROVIDED, HOWEVER, that (i) the contracted Third Party shall enter into a confidentiality agreement with Allergan; and (ii) Allergan shall supervise such subcontract work.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         (b) GRANT BY ALLERGAN. During the Research Term, Allergan grants to ACADIA a nonexclusive, worldwide, royalty-free license, under the Allergan Technology and Allergan's interest in the Collaboration Technology, to use such technology solely to the extent necessary or appropriate to carry out ACADIA's research responsibilities under the Collaboration.

         6.2 LICENSE GRANT FOR DEVELOPMENT AND COMMERCIAL PURPOSES. Subject to other provisions of this Agreement, ACADIA grants to Allergan the following rights and licenses:

         (a) an exclusive, royalty-free license under the ACADIA Technology and ACADIA's interest in the Collaboration Technology to make, have made, and use Collaboration Lead Compounds in order to conduct necessary preclinical, clinical and other development activities on such Collaboration Lead Compounds to obtain Regulatory Approval for use in the Field as Allergan Products;

         (b) an exclusive, royalty-bearing license under the ACADIA Technology and ACADIA's interest in the Collaboration Technology to make, have made, use and sell Allergan Products in the Field in the Territory.

         6.3 SUBLICENSING RIGHTS. Allergan shall have the right to sublicense the rights granted by ACADIA in Section 6.2.

         6.4 DILIGENCE OBLIGATIONS. Allergan's development and commercialization rights will be subject to development, manufacturing, and commercial diligence obligations consistent with Allergan's practice for products with similar commercial potential. Such diligence obligations shall include, but not be limited to, diligent execution of a development plan pursuant to Section 5.1 and diligently beginning the development of each Collaboration Lead Compound [***] either itself, or through a Third Party. Allergan shall give written notice to ACADIA no later than the time that Allergan begins Phase III trials of such Collaboration Lead Compound in a Major Market specifying whether Allergan intends to develop such Collaboration Lead Compound [***] either by itself or in collaboration with a Third Party. In the event that Allergan provides ACADIA with written notice that Allergan will develop such Collaboration Lead Compound itself, Allergan will deliver to ACADIA a development plan within [***] of such notice. Such [***] development plan shall comply with the provisions of Section 5.1. In the event that Allergan provides ACADIA with written notice that Allergan will develop such Collaboration Lead Compound through a Third Party, Allergan will use reasonable efforts to select and complete an Agreement with such Third Party to develop said Collaboration Lead Compound and commercialize the resulting Allergan Product in [***] within [***] of such notice.

         6.5 FAILURE TO PURSUE DEVELOPMENT IN [***]. If Allergan fails to diligently begin the development of a Collaboration Lead Compound in [***] as required in Section 6.4, Allergan will grant to ACADIA an exclusive (even as to Allergan), perpetual and royalty-free right, with the right to sublicense, under the Allergan Technology and Allergan's interest in the Collaboration Technology to make, have made, use and sell Active Compounds, including Allergan Designated Compounds, Allergan Pool Compounds and Collaboration Lead Compounds, in the Field in [***] itself, or with any Third Party. Allergan will release ACADIA from ACADIA's ophthalmology exclusivity requirement pursuant to the September 24, 1997 Collaboration

                                              *CONFIDENTIAL TREATMENT REQUESTED

Agreement as it relates to ACADIA's right to make, have made, use and sell Active Compounds, including Allergan Designated Compounds, Allergan Pool Compounds and Collaboration Lead Compounds, in the Field in [***] itself or with a Third Party. ACADIA will also have the royalty-free right to use all Allergan Know-How and Collaboration Know-How to (a) make, have made, use and sell Active Compounds, including Allergan Designated Compounds, Allergan Pool Compounds and Collaboration Lead Compounds, in the Field in [***] and (b) pursue regulatory approval to make, have made, use and sell Active Compounds, including Allergan Designated Compounds, Allergan Pool Compounds and Collaboration Lead Compounds, in the Field in [***].

         7. FEES AND PAYMENTS.

         7.1 UP-FRONT FEE. On the date of execution of this Agreement Allergan shall pay ACADIA a one-time, non-refundable fee of [***].

         7.2 RESEARCH FUNDING. During the [***] of the Research Term, Allergan agrees to pay ACADIA, on a quarterly basis in advance, payable no later than the [***] of the quarter, research funding payments at an annualized rate of [***] per ACADIA FTE devoted to the Research Program during the [***] of the Research Term. Thereafter, such rate per ACADIA FTE will be increased, if applicable, for the [***] of the Research Term by a multiplier factor which reflects changes in the Pharmaceutical Manufacturers' Producer Price Index for the United States (or its successor Index) as reported as of the date that is [***] prior to the anniversary of the Effective Date when compared to the comparable statistic as of the date that is [***] prior to the Effective Date, subject to a cap of [***] per ACADIA FTE. Such funding shall be in such amounts as are set forth in the Research Plan, provided that the Research Plan shall initially provide for at least a total of [***] ACADIA FTEs for the longer of the first [***] of the Research Term or until a Collaboration Lead Compound is designated by Allergan. Once a Collaboration Lead Compound is designated by Allergan, the RMC will amend the Research Plan and agree upon the amount of research funding to be paid by Allergan to ACADIA during the final [***] or fraction thereof remaining before the first anniversary date of this Agreement. Such research funding shall support a minimum of [***] ACADIA FTEs. If the Research Term is extended beyond the first anniversary of this Agreement the actual funding level for such extension shall be agreed upon by the RMC; provided, however, if such funding does not support a minimum of [***] ACADIA FTEs, then Allergan shall not be able to select as an Allergan Designated Compound or a Collaboration Lead Compound any compound that was not an Allergan Pool Compound on the [***] anniversary date of this Agreement.

         It is intended that, as determined by the RMC, Allergan will provide sufficient research funding to ACADIA during the Research Term (and any renewal or extension thereof) to support the number of FTEs required to pursue the activities set forth in the Research Plan in accordance with Exhibit B hereto, as the Research Plan is developed and approved by the RMC, in accordance with the research budget developed and approved by the RMC as described in Section 2.5, and subject to the limitations, including the minimum funding levels, set forth above. The first and last quarter payments shall be prorated, with the first quarter payment due

                                              *CONFIDENTIAL TREATMENT REQUESTED

[***] after the Effective Date. ACADIA shall give notice to Allergan in the event that the total FTEs for its muscarinic program drop below [***] FTEs.

         7.3 MILESTONE PAYMENTS.

         (a) Within [***] after achievement by Allergan, its Affiliates, sublicensees, partners, collaborators or other Third Parties designated by Allergan, of each of the following milestones with respect to each Collaboration Lead Compound Allergan shall pay ACADIA the following non-refundable milestones (provided, however, that if Allergan abandons development of a Collaboration Lead Compound and replaces it with development of another Collaboration Lead Compound, no duplicate milestone payments shall be due for the replacement compound if such milestone payment was made with respect to the compound it replaced):


-------------------------------------------------------------------------------------------------------------------
                                MILESTONE EVENT                                          AMOUNT OF PAYMENT
-------------------------------------------------------------------------------------------------------------------
[***]                                                                                    [***]
-------------------------------------------------------------------------------------------------------------------
[***]                                                                                    [***]
-------------------------------------------------------------------------------------------------------------------
[***]                                                                                    [***]
-------------------------------------------------------------------------------------------------------------------
[***]                                                                                    [***]
-------------------------------------------------------------------------------------------------------------------
[***]                                                                                    [***]
-------------------------------------------------------------------------------------------------------------------
[***]                                                                                    [***]
-------------------------------------------------------------------------------------------------------------------
[***]                                                                                    [***]
-------------------------------------------------------------------------------------------------------------------
[***]                                                                                    [***]
-------------------------------------------------------------------------------------------------------------------


         (b) [***] of each milestone payment made by Allergan for Milestone Events 5, 6, and 8 above shall be creditable against royalties owed on Net Sales of Allergan Products, pursuant to Section 7.4, provided that in no event shall ACADIA receive less than [***] of the royalties otherwise due to it for such Collaboration Lead Compound in any given quarter.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         7.4 ROYALTIES.

         (a) ALLERGAN ROYALTY PAYMENTS TO ACADIA. Allergan shall pay to ACADIA the following royalties on annual Net Sales: (a) [***] of Net Sales of Allergan Products on all annual Net Sales up to [***]; and (b) [***] of incremental annual Net Sales of Allergan Products in excess of [***] up to [***] and (c) [***] of incremental annual Net Sales of Allergan Products in excess of [***]; subject to any adjustment pursuant to Section 7.4 (c). For purposes of the foregoing, annual Net Sales shall be determined on a calendar year basis.

         (b) ACADIA ROYALTY PAYMENTS TO ALLERGAN. If Allergan files an IND which is accepted by the FDA on a Collaboration Lead Compound, and this Agreement is later terminated by Allergan (other than for breach by ACADIA), and ACADIA, in collaboration with a Third Party licensee, uses Allergan Technology and/or Collaboration Technology in connection with the development or commercialization of such Collaboration Lead Compound for use in the Field then ACADIA shall pay to Allergan, as applicable, an up-front fee and milestone payment(s) (excluding equity investments) and a royalty equal to the percentage appropriately applied from the following table multiplied by the up-front fee and milestone payment(s) (excluding equity investments) received by ACADIA and royalty payments received by ACADIA from such Third Party licensee on Net Sales of ACADIA Products containing such Collaboration Lead Compound, subject to any adjustment pursuant to Section 7.4 (c).


-----------------------------------------------------------------------------------------------
                                                                         Percentage of ACADIA
         Last Event Completed Prior to Termination by Allergan           royalty, upfront fee
                                                                            and milestones
-----------------------------------------------------------------------------------------------
                          [***]                                                [***]
-----------------------------------------------------------------------------------------------
                          [***]                                                [***]
-----------------------------------------------------------------------------------------------
                          [***]                                                [***]
-----------------------------------------------------------------------------------------------
                          [***]                                                [***]
-----------------------------------------------------------------------------------------------


         In the event that ACADIA uses Allergan Technology and/or Collaboration Technology in connection with the development or commercialization of such Collaboration Lead Compound for use in the Field and ACADIA commercializes such Collaboration Lead Compound itself, rather than outlicensing rights to such Collaboration Lead Compound to a Third Party, then ACADIA shall pay to Allergan, as applicable, an upfront fee and milestone payment(s) (excluding equity investments) and a royalty on Net Sales of ACADIA Products containing such Collaboration Lead Compound (which royalty shall not be less than [***] of Net Sales) which shall be negotiated in good faith by the parties in light of the industry standards at that time for deals executed at the stage of development last completed by Allergan each multiplied by the applicable percentage from the table above subject to any adjustment pursuant to Section 7.4 (c).

         Notwithstanding the foregoing, in the event that the total of all upfront fee and milestone payments paid to Allergan by ACADIA pursuant to this
Section 7.4 (b) are less than the total

                                              *CONFIDENTIAL TREATMENT REQUESTED
upfront fee and milestones paid to ACADIA by Allergan prior to the termination of this Agreement by Allergan, then ACADIA shall make a final milestone payment to Allergan upon NDA Approval of an ACADIA Product containing such Collaboration Lead Compound in a Major Market, the amount of such final payment equal to the difference between the total of the upfront fee and milestone payments paid by ACADIA to Allergan pursuant to this
Section 7.4 (b) and the actual total amount of the upfront fee and milestones paid to ACADIA by Allergan prior to termination of this Agreement by Allergan.

         (c) ROYALTY RATE IN THE EVENT OF NO MARKET EXCLUSIVITY. In the event that Allergan Products or ACADIA Products are sold in a Major Market, [***] (hereinafter each of which individually is defined as a "Key Commercial Country") in which (i) no Valid Claim exists, and (ii) unit sales of such Allergan Product or ACADIA Product as measured by IMS, or its successor database, in a calendar quarter in a Key Commercial Country are less than [***] of the Total Market Units in such Key Commercial Country, in such calendar quarter, then the royalty payment due to ACADIA or to Allergan, as the case may be, for Net Sales of such Allergan Product or ACADIA Product in such Key Commercial Country, as the case may be, [***]. For the purpose of this Section 7.4(c), Total Market Units shall mean the sum of (i) the units of the Allergan Product or ACADIA Product sold and (ii) the total number of units sold of all generic products which contain the same active ingredient as the Collaboration Lead Compound contained in such Allergan Product or ACADIA Product and are approved for a similar therapeutic use as such Allergan Product or ACADIA Product, each as measured by IMS or its successor database. In the event that (x) a Valid Claim covering the Allergan Product or ACADIA Product is established or re-established in such Key Commercial Country, or (y) unit sales of such Allergan Product or ACADIA Product as measured by IMS, or its successor database in such Key Commercial Country become greater than [***] of the Total Market Units in such Key Commercial Country, then the royalty payment due to ACADIA or to Allergan, as the case may be, with respect to Net Sales of such Allergan Product or ACADIA Product in such Key Commercial Country, as the case may be, after such date shall revert to [***].

         In the event that Allergan Products or ACADIA Products are sold in a country which is not a Key Commercial Country (hereinafter each such country is individually defined as a "Non-Key Commercial Country") in which (i) no Valid Claim exists, and (ii) there are commercial sales by a Third Party of a generic product(s) which contains the same active ingredient as the Collaboration Lead Compound contained in such Allergan Product or ACADIA Product and which generic product(s) is approved for a similar therapeutic use as such Allergan Product or ACADIA Product, then the royalty payment due to ACADIA or to Allergan, as the case may be, for Net Sales of such Allergan Product or ACADIA Product in such Non-Key Commercial Country, as the case may be, shall be [***]. In the event that (x) a Valid Claim covering the Allergan Product or ACADIA Product is established or re-established in such Non-Key Commercial Country, or (y) all such Third Parties shall cease sale of such generic product(s) in such Non-Key Commercial Country, then the royalty payment due to ACADIA or to Allergan, as the case may be, with respect to Net Sales of such Allergan Product or ACADIA Product in such non-Key Commercial Country, as the case may be, after such date shall [***].

                                              *CONFIDENTIAL TREATMENT REQUESTED

         (d) ROYALTY TERM. Royalties for sales of each Allergan Product or ACADIA Product in a given country shall be paid for a period equal to the Royalty Term for such Allergan Product or ACADIA Product in such country.

         (e) CREDIT FOR THIRD PARTY ROYALTIES. In the event that a party obligated to pay royalties under this Agreement must make royalty payments under a license from a Third Party in respect of any patents that are necessary to develop, make, have made, use, sell, have sold or import a Collaboration Lead Compound, an Allergan Product or an ACADIA Product then such party may reduce the royalty otherwise owing on Net Sales of such product [***] of the royalty payments made under such Third Party license; provided, however, that the royalty otherwise payable under the applicable provision of this Agreement during any quarter shall not be reduced by more than [***].

         8. PAYMENTS; RECORDS; AUDITS.

         8.1 PAYMENT; REPORTS. Royalty payments and reports for the sale of Allergan Products or ACADIA Products shall be calculated and reported for each calendar quarter. All royalty payments due to a party under this Agreement shall be paid within [***] of the end of each calendar quarter. Each payment of royalties shall be accompanied by a report of Net Sales of Allergan Products or ACADIA Products, in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, the number of each Allergan Product or ACADIA Product sold, the gross sales and Net Sales of each Allergan Product or ACADIA Product, the royalties, in U.S. dollars, payable, the exchange rates used and any other information necessary to determine the appropriate amount of royalties due.

         8.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments hereunder shall be payable in U.S. dollars. With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be calculated using the same exchange rate(s) that the payor uses for its own U.S. dollar financial statement reporting purposes prepared in accordance with GAAP. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by the payee, unless otherwise specified by such payee.

         8.3 LATE PAYMENTS. In the event that any payment, including royalty, milestone and research payments, due hereunder is not made when due, the payment shall accrue interest from the date due at the rate of [***]; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate, The payment of such interest shall not limit a party from exercising any other rights it may have as a consequence of the lateness of any payment.

         8.4 RECORDS AND AUDITS. During the Royalty Term and for a period of [***] thereafter, each party shall keep complete and accurate records pertaining to the development and sale or other disposition of Allergan Products or ACADIA Products, in sufficient detail to permit the other party to confirm the accuracy of all payments due hereunder. Each party shall have the right to cause an independent, certified public accountant reasonably acceptable to the other to audit such records to confirm Net Sales and royalty and other payments for a period covering not more than the preceding [***]. Such audits may be exercised during

                                              *CONFIDENTIAL TREATMENT REQUESTED
normal business hours [***] upon at least [***] prior written notice to the other party. Prompt adjustments shall be made by the parties to reflect the results of such audit. The party causing such audit shall bear the full cost of such audit unless such audit discloses an underpayment of more than [***] from the amount of royalties or other payments due under this Agreement. In such case, the audited party shall bear the full cost of such audit.

         8.5 WITHHOLDING OF TAXES. Any withholding of taxes levied by tax authorities outside the United States on the payments hereunder shall be borne by the party receiving such payment and deducted by the party making such payment from the sums otherwise payable by it hereunder for payment to the proper tax authorities. The parties agree to cooperate with each other, in the event a party claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available.

         8.6 EXCHANGE AND ROYALTY RATE CONTROLS. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where any Allergan Product or ACADIA Product is sold, payment shall be made through such lawful means or methods as the party making such payment may determine. When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all royalties that would have been obligated to be transmitted or deposited, but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable, as the case may be. If any royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

         9. INTELLECTUAL PROPERTY.

         9.1 OWNERSHIP OF TECHNOLOGY. Inventorship with respect to inventions made pursuant to work carried out under the Collaboration shall be determined in accordance with United States rules of inventorship. Except as provided below, each party shall own solely all inventions made solely by its employees and agents, and the parties shall own jointly all inventions jointly made hereunder.

         9.2 PATENT PROSECUTION. It is the intention of the parties to secure broad patent protection for discoveries and inventions made in connection with the Collaboration. Allergan shall be responsible for the filing, prosecution and maintenance at Allergan's sole cost of all Allergan Patents, and all Collaboration Patents or ACADIA Patents to the extent the claims filed in the Collaboration Patents or ACADIA Patents are limited to the Field or Collaboration Lead Compounds. Except for those patents or patent applications described above, ACADIA shall be responsible for the filing, prosecution and maintenance of all ACADIA Patents and all Collaboration Patents. Allergan shall reimburse ACADIA for [***] of all reasonable out of pocket legal expenses incurred by ACADIA that are associated with the filing and prosecuting of (i) all Collaboration Patent(s) and (ii) any ACADIA Patents having claims covering [***] Muscarinics that are useful in the Field. In the event that ACADIA elects to

                                              *CONFIDENTIAL TREATMENT REQUESTED
assign, including an assignment pursuant to the provisions of Section 15.7, its right to file, prosecute and maintain Collaboration Patents or ACADIA Patents having claims covering Collaboration Lead Compounds or their use thereof in the Field, then Allergan may, except in the case of an assignment by ACADIA to any Affiliate, to a special purpose corporation or similar entity which assignment is permitted under Section 15.7, assume responsibility for the filing, prosecution and maintenance of such Collaboration Patents and/or ACADIA Patents at Allergan's own expense, provided, however, that if Allergan's assumption of such responsibilities would impair a transaction permitted under Section 15.7 then Allergan shall negotiate in good faith to remedy such impairment. Each party shall consider in good faith the requests and suggestions of the other party with respect to strategies for filing and prosecuting patent applications, and, in particular, ACADIA agrees that, at Allergan's request, and to the extent practicable and that such activities do not materially diminish ACADIA's overall patent estate, patent applications for Collaboration Patents or ACADIA Patents will be filed with claims limited to the Field or Collaboration Lead Compounds, provided however, that in the event that Allergan designates a Collaboration Lead Compound and provides notice to ACADIA that Allergan desires to file a patent application for Collaboration Patents or ACADIA Patents covering such Collaboration Lead Compound, Allergan shall not make such filing for a period of [***] following such notice to ACADIA, without prior written consent by ACADIA. Each party shall keep the other party informed of progress with regard to the filing, prosecution and maintenance of patent applications and patents subject to this Section 9.2.
In the event a party is responsible for the filing, prosecution and maintenance of patent applications or patents hereunder, and elects, other than as provided above, not to do so, it shall inform the other party at least [***] before any relevant deadline for filing or other action and transmit all information reasonable and appropriate relating to such patent or patent application, and such other party shall then have the right to file, prosecute and maintain such patent applications and patents at its own expense, in which case the party declining to continue such patent applications and patents shall assign its rights in such patent applications and patents to the other party.

         9.3 COOPERATION OF THE PARTIES. Each party agrees to cooperate fully in the preparation, filing, and prosecution of any patent rights under this Agreement. Such cooperation includes, but is not limited to:

         (a) executing all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of patent rights set forth in Section 9.1 above and to enable the other party to apply for and to prosecute patent applications in any country; and

         (b) promptly informing the other party of any matters coming to such party's attention that may affect the preparation, filing, or prosecution of any such patent applications.

         9.4 INFRINGEMENT BY THIRD PARTIES. ACADIA and Allergan shall promptly notify the other in writing of any alleged or threatened infringement of any patent included in the Allergan Patents, ACADIA Patents or Collaboration Patents of which they become aware. Both parties shall use their best efforts in cooperating with each other to terminate such infringement without litigation with each party being responsible for its own out-of-pocket costs, including legal costs. In the event any alleged or threatened infringement by a Third Party in the Field cannot be terminated without litigation, Allergan shall have the first right, but not the obligation, to bring

                                              *CONFIDENTIAL TREATMENT REQUESTED
and control any action or proceeding with respect to infringement of a patent included in the Allergan Patents or Collaboration Patents and ACADIA Patents having claims limited to the Field or Collaboration Lead Compounds, at its own expense and by counsel of its own choice. ACADIA shall have the first right to bring and control any action or proceeding with respect to infringements of a patent in the ACADIA Patents or Collaboration Patents not referred to in the preceding sentence. The party not bringing the action shall have the right, at its own expense, to be represented in any action involving any patent covering inventions owned jointly by the parties by counsel of its own choice. If either party fails to bring an action or proceeding with respect to a patent covering inventions licensed hereunder within: (a) [***] following the notice of alleged infringement or (b) [***] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, the other party shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and the party initially declining to bring such action shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. Neither party shall have the right to settle any patent infringement litigation under this Section 9.4 in a manner that diminishes the rights or interests of the other party without the consent of such other party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Allergan and ACADIA, shall be divided between the parties in accordance with their relative economic interests as directly related to the royalty payments described in Section
7.4 hereof.

         9.5 INFRINGEMENT OF THIRD PARTY RIGHTS. Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties hereunder infringes or may infringe the intellectual property rights of such Third Party.

         Allergan shall have the first right but not the obligation to control any defense of any such claim involving alleged infringement of Third Party rights by Allergan's activities under this Agreement at its own expense and by counsel of its own choice, and ACADIA shall have the right but not the obligation, at its own expense, to be represented in any such action by counsel of its own choice. If Allergan fails to proceed in a timely fashion with regard to such defense, ACADIA shall have the right but not the obligation to control any such defense of such claim at its own expense and by counsel of its own choice, and Allergan shall have the right but not the obligation, at its own expense, to be represented in any such action by counsel of its own choice.

         ACADIA shall have the first right but not the obligation to control any defense of any such claim involving alleged infringement of Third Party rights by ACADIA's activities under this Agreement at its own expense and by counsel of its own choice, and Allergan shall have the right but not the obligation, at its own expense, to be represented in any such action by counsel of its own choice. If ACADIA fails to proceed in a timely fashion with regard to such defense, Allergan shall have the right but not the obligation to control any such defense of such claim at its own expense and by counsel of its own choice, and ACADIA shall have the right but not the obligation, at its own expense, to be represented in any such action by counsel of its own choice.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         Neither party shall have the right to settle any patent infringement litigation under this Section 9.5 in a manner that diminishes the rights or interests of the other party without the consent of such party.

         9.6 TRADEMARKS. Allergan and ACADIA shall each obtain, own and enforce its own trademarks with respect to Allergan Products or ACADIA Products that each commercializes hereunder.

         9.7 PATENT LABELING. Allergan shall mark all Allergan Products or their containers that are manufactured used or sold under the terms of this Agreement in accordance with the appropriate patent markings laws.

         10. REPRESENTATIONS AND WARRANTIES.

         10.1 REPRESENTATIONS AND WARRANTIES. Each party represents to the other that as of the Effective Date:

         (a) CORPORATE POWER. It is duly organized and validly existing under the laws of its state of incorporation or formation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof

         (b) DUE AUTHORIZATION. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

         (c) BINDING AGREEMENT. This Agreement is legally binding upon it, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         (d) GRANT OF RIGHTS; MAINTENANCE OF AGREEMENTS. It has not, and will not during the term of this Agreement, grant any right to any third party which would conflict with the rights granted to the other party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary to perform its obligations hereunder,

         (e) VALIDITY. It is aware of no action, suit or inquiry or investigation instituted by or before any court or governmental agency which questions or threatens the validity of this Agreement or of any Allergan Patents and ACADIA Patents.

         10.2 ACADIA REPRESENTATIONS AND WARRANTIES. ACADIA represents and warrants that as of the Effective Date:

         (a) it is the sole and exclusive owner of the ACADIA Patents and ACADIA Know-How and has sufficient rights and power to grant the licenses to Allergan which it purports to grant herein, and no such rights granted to Allergan hereunder are licensed by ACADIA from any Third Party;

         (b) the ACADIA Know-How and the ACADIA Patents are free of any encumbrances, liens, judgments and/or security interests that would affect the exercise by Allergan of its rights in the Field; provided, however, that the Fund for Industrial Growth has a security interest in certain of the ACADIA Technology, and, in ACADIA's rights under this Agreement, including any moneys paid to ACADIA under this Agreement, and that, should the Fund for Industrial Growth be assigned or assume ACADIA's rights under this Agreement pursuant to such security interest rights, Allergan shall make all payments otherwise due to ACADIA under this Agreement to the Fund for Industrial Growth, in which case this Agreement and all of Allergan's rights hereunder shall continue without interruption or impairment;

         (c) and to its actual knowledge there are no outstanding and unresolved claims or accusations that any compounds or products manufactured, used or sold by ACADIA and licensed hereunder or any methods or process practiced by ACADIA infringe or may infringe any Third Party patent(s) or other intellectual property rights and it has disclosed to Allergan any Third Party patent(s) which it is aware that might be infringed by the manufacture, use or sale of Allergan Products or the practice of any methods or processes covered by the ACADIA Patents or included in the ACADIA Know-How by Allergan its Affiliates or sublicensees;

         (d) all patents and patent applications included in the ACADIA Patents are valid and in full force and effect, and are not the current subject of any interference or opposition proceeding; and

         (e) and to its actual knowledge it is unaware of any publications or activities including without limitation, patents, articles and public uses or sales, by it or others which would or might invalidate any claim(s) of any patent or patent application included in the ACADIA Patents.

         (f) it has not conducted, nor has it commissioned the conducting of, any formal or informal infringement or validity studies regarding any patent or patent application included in the ACADIA Patents listed on Exhibit C that it has not disclosed in writing to Allergan prior to the Effective Date.

         10.3 ALLERGAN REPRESENTATIONS AND WARRANTIES. Allergan represents and warrants that as of the Effective Date:

         (a) Allergan owns the Allergan Know-How and has sufficient rights and power to grant the licenses to ACADIA which it purports to grant herein; and

         (b) and to its actual knowledge there are no outstanding and unresolved claims or accusations that any methods or process practiced by Allergan as part of the Allergan Know-How infringe or may infringe any third party patent(s).

         10.4 DISCLAIMER CONCERNING TECHNOLOGY. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER IS PROVIDED "AS IS" AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM

A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each party expressly does not warrant (a) the success of any study or test commenced under the Collaboration or (b) the safety or usefulness for any purpose of the technology it provides hereunder.

         11. CONFIDENTIALITY; PUBLICATION.

         11.1 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, hereinafter and until the [***] anniversary of the completion of the Royalty Term, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

         11.2 EXCEPTIONS. Confidential Information shall not include any information which the receiving party can prove by competent evidence:

         (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

         (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

         (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

         (d) is independently developed by the receiving party without the aid, application or use of Confidential Information of the disclosing party; or

         (e) is the subject of a written permission to disclose provided by the disclosing party.

         11.3 TERMS OF AGREEMENT. The parties agree that this Agreement and the terms hereof will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms as are required to be disclosed under strictures of confidentiality to bona fide potential sublicensees or for fund raising efforts to investors and potential investors or as otherwise required pursuant to applicable law.

         11.4 AUTHORIZED DISCLOSURE. Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

         (a) filing or prosecuting patents relating to the Collaboration;

                                              *CONFIDENTIAL TREATMENT REQUESTED

         (b) regulatory filings;

         (c) prosecuting or defending litigation;

         (d) complying with applicable court orders or governmental regulations;

         (e) conducting pre-clinical or clinical trials of Collaboration Lead Compounds; and

         (f) disclosure to Affiliates, sublicensees, employees, consultants, agents or other Third Parties in connection with due diligence or similar investigations by such Third Parties, in each case who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this ARTICLE 11.

         Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this Section 11.4, it will seek to secure confidential treatment of such information at least as diligently as such party would use to protect its own confidential information. In addition, ACADIA shall not be entitled to disclose Confidential Information related to Allergan Designated Compounds or Collaboration Lead Compounds to Third Parties, without the prior written approval of Allergan, such approval not to be unreasonably withheld; however, ACADIA shall be entitled to disclose all data and information related to that certain compound covered under the Confidential Disclosure Agreement dated March 1, 1998 described in Section 3.2. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.

         Nothing in this Agreement shall prevent ACADIA from disclosing Confidential Information on [***] Muscarinics (but not Allergan Designated Compounds, Allergan Pool Compounds or Collaboration Lead Compounds) to any Third Party with which ACADIA has entered into an agreement for [***] muscarinics outside the Field.

         11.5 PUBLICATIONS. Each party to this Agreement recognizes that the publication of papers regarding results of and other information regarding the Collaboration, including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information. Accordingly, each party shall have the right to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts, which utilizes data generated from the Collaboration and/or includes Confidential Information of the other party. Before any such paper is submitted for publication, the party proposing publication shall deliver a complete copy to the other party at least [***] prior to submitting the paper to a publisher. Such other party shall review any such paper and give its comments to the publishing party within [***] of its receipt of such paper. With respect to oral presentation materials and abstracts, the reviewing party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than [***] from the date of receipt by the reviewing party. The publishing party shall comply with the reviewing party's request to delete references to the other party's Confidential Information in any such paper and agrees to withhold publication of

                                              *CONFIDENTIAL TREATMENT REQUESTED
same for an additional [***] in order to permit the parties to obtain patent protection, if either of the parties deems it necessary, in accordance with the terms of this Agreement.

         12. TERM AND TERMINATION.

         12.1 TERM OF THE AGREEMENT. The term of the collaborative activities of the parties pursuant to the Research Program shall commence on the Effective Date and continue until expiration of the Research Term, unless earlier terminated pursuant to Section 12.2, 12.3 or 12.4, or extended by mutual agreement of the parties. The term of this Agreement (the "Term of the Agreement") shall commence on the Effective Date and continue until six (6) months after the expiration of the last Royalty Term for any Allergan Product or ACADIA Product, unless earlier terminated pursuant to Section 12.2, 12.3 or 12.4 or extended upon terms mutually agreeable to both parties. Notwithstanding the foregoing, this Agreement will expire upon the [***] anniversary of the expiration of the Research Term if Allergan has not designated a Collaboration Lead Compound.

         12.2 TERMINATION BY MUTUAL AGREEMENT. The parties may at any time terminate this Agreement by written agreement executed by both Allergan and ACADIA.

         12.3 TERMINATION BY ALLERGAN. Allergan may terminate this Agreement by giving ninety (90) days prior written notice to ACADIA, but in no event may Allergan terminate this Agreement pursuant to this Section 12.3 prior to the first anniversary of the Effective Date hereof.

         12.4 TERMINATION FOR CAUSE. Each party shall have the right to terminate this Agreement upon [***] prior written notice to the other upon the occurrence of any of the following:

         (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than a dissolution or winding up for the purpose of reconstruction or amalgamation); or

         (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within the [***] period following written notice of termination by the non-breaching party.

         All licenses granted to the non-breaching party under Sections 6.1 and 6.2 of this Agreement shall survive such termination for so long as such non-breaching party is not in breach of its obligations to the other party under this Agreement.

         12.5 ACCRUED RIGHTS, SURVIVING OBLIGATIONS.

         (a) Expiration or termination of this Agreement shall not affect any rights or obligations of either party accruing prior to such expiration or termination. The terms of this Section 12.5 and Sections 7.4, 8, 9.1, 9.3, 10, 11.1, 11.2, 11.3, 11.4, 12.4, 13, 14 and 15 (except for Section 15.7) of this Agreement shall survive expiration or termination of this Agreement. Promptly after termination of this Agreement each party (other than a non-breaching party that retains a license as described in Section 12.4) shall return or dispose of any technology or know-

                                              *CONFIDENTIAL TREATMENT REQUESTED
how of the other in the accordance with the instructions of the other, including without limitation any compounds, assays or other biological or chemical materials.

         (b) Upon termination of the Agreement by Allergan for any reason, other than breach by ACADIA, all rights to [***] Muscarinics hereunder will revert to ACADIA and Allergan will release ACADIA from ACADIA's ophthalmology exclusivity requirement pursuant to the September 24, 1997 Collaboration Agreement as it relates to ACADIA's right to make, have made, use and sell products that act by means of the [***] muscarinic receptor in the Field itself or with a Third Party. Thereafter, Allergan will grant ACADIA a royalty-free right under the Allergan Technology and Allergan's interest in the Collaboration Technology to make, have made, use and sell jointly owned compounds developed during the Collaboration that act at the [***] muscarinic receptor, including, but not limited to Active Compounds, Allergan Designated Compounds and Collaboration Lead Compounds in or outside of the Field itself or with a Third Party of ACADIA's sole choice. ACADIA will also have the exclusive, perpetual and royalty-free right to use all data and information generated by Allergan as a result of the Collaboration that is related to the [***] muscarinic receptor or compounds that act at the [***] muscarinic receptor (but excluding proprietary data and information relating to the scale up of the synthesis of Allergan Designated Compounds and Collaboration Lead Compounds), by ACADIA or jointly by Allergan and ACADIA during the term of this Agreement for any purpose. Notwithstanding the foregoing, in the event that Allergan terminates the Agreement after successfully filing an IND on a Collaboration Lead Compound in a Major Market, ACADIA's rights upon termination, as set forth above relating to the use of all data and information generated by Allergan on such Collaboration Lead Compound for use in the Field, shall be royalty-bearing as set forth in Section 7.4(b).

         (c) Upon expiration of this Agreement at or after the end of the Research Term, if Allergan has not selected a Collaboration Lead Compound, all rights to [***] Muscarinics will [***]. Thereafter, Allergan will grant ACADIA the right under the Allergan Technology and Allergan's interest in the Collaboration Technology to make, have made, use and sell jointly owned compounds that act by way of the [***] muscarinic receptor, including, but not limited to, Active Compounds, Allergan Designated Compounds and Collaboration Lead Compounds in the Field itself or with a Third Party of ACADIA's sole choice. ACADIA will also have the exclusive and perpetual right to use all data and information generated by Allergan as a result of the Collaboration that is related to the [***] muscarinic receptor or compounds that act at the [***] muscarinic receptor (but excluding proprietary data and information relating to the scale up of the synthesis of Allergan Designated Compounds and Collaboration Lead Compounds), by ACADIA or jointly by Allergan and ACADIA during the Term of the Agreement for any purpose. In consideration for Allergan granting such rights to ACADIA, ACADIA agrees to pay Allergan a one-time fee in an amount equal to the total amount paid by Allergan to ACADIA for research support (FTE support) during the Research Term provided, however, that such payment shall only be due upon first Regulatory Approval in a Major Market of an [***] Muscarinic in the Field and only if such [***] Muscarinic was an Allergan Designated Compound or a Collaboration Lead Compound at the time of expiration of this Agreement and ACADIA utilizes data or information

                                              *CONFIDENTIAL TREATMENT REQUESTED
generated by Allergan on such Allergan Designated Compound or such Collaboration Lead Compound to obtain such Regulatory Approval.

         (d) ALLERGAN FULLY PAID UP LICENSE. Upon expiration of the last Royalty Term for any Allergan Product, Allergan shall have a fully-paid, royalty free, non-exclusive perpetual license to use the ACADIA Know-How to manufacture, use and sell such Allergan Product; provided however, that Allergan shall have no right to sublicense outside the Field any ACADIA Know-How which is Confidential Information.

         (e) ACADIA FULLY PAID UP LICENSE. Upon expiration of the last Royalty Term for any ACADIA Product, ACADIA shall have a fully-paid, royalty free, non-exclusive perpetual license to use the Allergan Know-How to manufacture, use and sell such ACADIA Product; provided however, that ACADIA shall have no right to sublicense any Allergan Know-How which is Confidential Information.

         13. INDEMNITY.

         13.1 INDEMNIFICATION. Each party hereby agrees to save, defend and hold the other party and its directors, officers, employees, and agents harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees (collectively, "Claims") for damage to persons or property resulting directly or indirectly from actions in connection with the Collaboration by the indemnifying party, its Affiliates, agents or sublicensees, but only to the extent such Claims result from the gross negligence or willful misconduct of the indemnifying party or its Affiliates, agents or sublicensees and do not result from the negligence of the party seeking indemnification.

         13.2 CONTROL OF DEFENSE. Any entity entitled to indemnification under this Section 13 shall give notice to the indemnifying party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Claims made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims.

         13.3 INSURANCE. Allergan, at its own expense, shall maintain product liability insurance (or self-insure), in amounts consistent with industry standards for other such pharmaceutical companies during the Term of the Agreement and shall name ACADIA as an additional insured with respect to such insurance. Allergan shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage.

         ACADIA, at its own expense, shall maintain liability insurance (or self-insure) in amounts consistent with industry standards for other such biotechnology companies during the Term of the Agreement. ACADIA shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage.

         14. GOVERNING LAW; DISPUTE RESOLUTION.

         14.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as such laws are applied to contracts entered into or to be performed entirely within such state.

         14.2 DISPUTE RESOLUTION. Except as provided in Section 2.6, and except with respect to matters pertaining to injunctive relief, in the event of any dispute, the parties shall refer such dispute to the Chief Executive Officer of ACADIA and a Senior Executive of Allergan appointed by Allergan's Chief Executive Officer for attempted resolution by good faith negotiations within [***] after such referral is made. During such period of good faith negotiations, any applicable time periods under this Agreement shall be tolled. In the event such executives are unable to resolve such dispute within such [***] period, the parties shall submit their dispute to binding arbitration before a retired California Superior Court Judge at J.A.M.S./Endispute located in Orange County, California, such arbitration to be conducted pursuant to the J.A.M.S./Endispute procedure rules for commercial disputes then in effect. The award of the arbitrator shall include an award of reasonable attorneys' fees and costs to the prevailing party.

         14.3 JURISDICTION AND VENUE. Except as provided in Section 2.7 or
14.3 above, any claim or controversy arising out of or related to this Agreement or any breach hereof (including claims for injunctive relief) shall be adjudicated in the state and federal courts in Orange County having jurisdiction over disputes arising in the State of California, and the parties hereby consent to the jurisdiction and venue of such courts.

         15. GENERAL PROVISIONS.

         15.1 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, Federal Express or other nationally recognized overnight delivery service, addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or faxed.


All notices to Allergan shall be           Allergan, Inc.
addressed as follows:                      2525 Dupont Drive
                                           Irvine, CA 92623
                                           Attn: President, Research and Development
                                           Fax:  (714) 246-6987

with a copy to:                            Allergan, Inc.
                                           2525 Dupont Drive Irvine, CA 92623
                                           Attn:  Allergan General Counsel
                                           Fax:  (714) 246-4774


                                              *CONFIDENTIAL TREATMENT REQUESTED


All notices to ACADIA shall be             ACADIA Pharmaceuticals Inc.
addressed as follows:                      3911 Sorrento Valley Blvd.
                                           San Diego, CA 92121
                                           Attn:  Chief Executive Officer
                                           Fax:  (619) 558-2872

with a copy to:                            Pillsbury Madison & Sutro LLP
                                           2550 Hanover Street
                                           Palo Alto, CA 94304-1115
                                           Attn:  John L. Donahue
                                           Fax:  (650) 233-4545


         Any party may, by written notice to the other, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or fixed.

         15.2 FORCE MAJEURE. No party shall be liable for any delay or failure of performance (other than payment obligations) to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the party claiming excuse uses its best efforts to overcome the same.

         15.3 ENTIRETY OF AGREEMENT. This Agreement embodies the entire, final and complete agreement and understanding between the parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter, except for the September 24, 1997 Collaboration Agreement and the Confidential Disclosure Agreement dated as of March 1, 1998, which shall continue in accordance with its terms, except to the extent specifically modified hereby. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each party.

         15.4 NON-WAIVER. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

         15.5 DISCLAIMER OF AGENCY. Neither party is, or will be deemed to be, the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

         15.6 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either ACADIA or Allergan deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

         15.7 AFFILIATES; ASSIGNMENT. Except as otherwise provided herein, neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld. Notwithstanding the foregoing, each party may assign this Agreement to any of its Affiliates, to a special purpose corporation or similar entity at least fifty percent (50%) of the outstanding shares of any class or series of stock of which is owned by such party in a manner such that the assignor will remain liable and responsible for the performance and observance of all its duties and obligations hereunder without the consent of the other party. In addition, the consent of the other party will not be required in connection with a merger involving either party or with respect to an assignment of this Agreement in connection with, as the case may be, the acquisition, sale of all or substantially all of the assets of either party, or a change of control or similar transaction. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any attempted delegation or assignment not in accordance with this Section 15.7 shall be of no force or effect. Notwithstanding the foregoing provisions of this Section 15.7, or any other provision of this Agreement, ACADIA may not assign or otherwise transfer its rights hereunder, whether by merger, acquisition, sale of assets, operation of law or otherwise, to Alcon, Bausch & Lomb, Ciba Vision or Santen.

         15.8 HEADINGS. The headings contained in this Agreement are inserted for reference only and shall not be deemed a part of the text hereof.

         15.9 LIMITATION OF LIABILITY. NO PARTY SHALL BE LIABLE TO ANOTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any party.

         15.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

         15.11 BANKRUPTCY. All rights and licenses granted under this Agreement will be considered for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(56) of the Bankruptcy Code. The parties agree that a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event that a licensor seeks or is involuntarily placed under the protection of the Bankruptcy Code, and the trustee in bankruptcy rejects this Agreement, the licensee hereby elects, pursuant to Section 365(n), to retain all rights granted to it under this Agreement to the extent permitted by law.

         15.12 PUBLIC DISCLOSURE. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws or regulations, no public announcement, news release, public statement or publication relating to the existence of this Agreement, or the terms hereof, will be made without the other party's prior written approval, which approval shall not be unreasonably withheld. The parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement in the form attached as Exhibit E, so that such initial announcement or press release by each is made contemporaneously.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.



                 ACADIA PHARMACEUTICALS INC.



                 By /s/ Leonard R. Borrmann
                    -----------------------------------------------------------
                                  Leonard R. Borrmann, Pharm.D.,
                                      Chief Executive Officer


                 ALLERGAN, INC.



                 By /s/ George Panglay
                    -----------------------------------------------------------

                 Title  Corporate Vice President, Corporate Development
                       --------------------------------------------------------


                 ALLERGAN PHARMACEUTICALS (IRELAND) LIMITED, INC.



                 BY /s/ Jaqueline Schuca
                 --------------------------------------------------------------

                 Title  Vice President
                       --------------------------------------------------------


                 ALLERGAN SALES, INC.



                 By /s/ George Panglay
                    -----------------------------------------------------------

                 Title  Vice President
                       --------------------------------------------------------

                                    EXHIBIT A

               DEFINITION OF PROOF OF CONCEPT IN GLAUCOMA PATIENTS

                      PROOF OF CONCEPT IN GLAUCOMA PATIENTS



Proof of Concept in Glaucoma Patients shall be considered met if [***]:

[***]
                                       A-2

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                                  RESEARCH PLAN

[***]

                                              *CONFIDENTIAL TREATMENT REQUESTED

[***]

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                               EXHIBIT C

                                            ACADIA PATENTS

[***]

                                              *CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT D

                      FORM OF MATERIALS TRANSFER AGREEMENT

                          MATERIALS TRANSFER AGREEMENT



         This Agreement is made as of ___________, 199_, by and between ACADIA PHARMACEUTICALS INC., a Delaware corporation (ACADIA) and ALLERGAN, INC., a Delaware corporation ("Allergan").

         [ACADIA/Allergan] (hereinafter, the Recipient") desires to receive the materials described on Exhibit A attached hereto (the "Materials") from [Allergan/ACADIA] (hereinafter, the "Provider") for the purpose of performing certain studies pursuant to the Collaborative Research Development and License Agreement by and between ACADIA and Allergan dated July _, 1999 (the "Research Agreement") as described in detail in Exhibit B to the Research Agreement (the "Project').

         The Recipient and the Provider hereby agree as follows:

1. USE OF MATERIALS.

         The Recipient will utilize its expertise and facilities to undertake the Project and will use the Materials solely for the Project. The Recipient shall not sell, transfer, disclose or otherwise provide access to the Materials, any method or process relating thereto or any material that could not have been made but for foregoing to any person or entity without the prior written consent of the Provider, except that the Recipient may allow access to the Materials to its employees or agents or permitted subcontractors for purposes consistent with this Agreement. The Recipient will take reasonable steps to ensure that such employees and agents or permitted subcontractors will use the materials in a manner that is consistent with the terms of this Agreement. The Recipient will destroy the Materials or otherwise dispose of the Materials as mutually agreed by the Provider and the Recipient upon expiration or termination of this Agreement.

2. PRECAUTIONS.

         The Recipient understands that the Materials may have unpredictable and unknown biological and/or chemical properties, that they are to be used with caution, and that they are not to be used for testing in or treatment of humans. The Recipient will use the Materials in compliance with all applicable laws and regulation, including those applicable to research involving recombinant DNA and isotopes.

3. INTELLECTUAL PROPERTY.

         In performing the Projects, the Recipient may develop ideas, inventions, techniques and other technology and associated intellectual property (collectively "Inventions"). The parties agree that ownership of all Inventions, including without limitation Inventions relating to the Materials, their preparation or use, shall be governed by the provisions of the Research Agreement relating to ownership of intellectual property.

4. REPORTS AND PUBLICATIONS.

         The Recipient shall keep accurate records of the results of the Project and will promptly and fully disclose to the Provider such results in such manner and at such time as determined by the Research Management Committee under the Research Agreement. Publication of the Projects results shall be governed by the provisions of the Research Agreement relating to publication.

5. CONFIDENTIALITY.

         The parties agree that the terms of the Research Agreement relating to Confidential Information shall apply to all information that one party receives from the other party pursuant to this Agreement.

6. NO LICENSE.

         Nothing in this Agreement shall be construed as conferring on either party any implied license or implied option to license any disclosed Confidential Information, technology, or any patent or patent application owned by the other party.

7. WARRANTY DISCLAIMER.

         THE MATERIALS ARE SUPPLIED TO THE RECIPIENT WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OR ANY THIRD PARTY BY WAY OF INFRINGEMENT OR THE LIKE.

8. TERM AND TERMINATION.

         This Agreement will be effective as of the date first written above and will continue until the Research Agreement terminates. The parties may terminate this Agreement prior to such time or extend the term of this Agreement by mutual written agreement as provided herein. Either party will have the right to terminate this Agreement on [***] written notice for material breach of this Agreement, which breach is not cured within such [***]
 period. Promptly upon any termination, the Recipient will deliver to the Provider any remaining Materials, and any modifications, replications or derivatives thereof and copies of all results of the Projects. Section 3, 4, 5, 6, 7 and 8 will survive the termination or expiration of this Agreement.

9. ENTIRE AGREEMENT, GOVERNING LAW.

         This Agreement sets forth complete and final agreements of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, written or oral, between the parties hereto which relate to the subject matter of this Agreement, other than the Research Agreement. This Agreement may be amended only by a writing signed by the parties. This Agreement shall be governed by the laws of the State of California without regard to choice of law provisions.

                                              *CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement as of the date first above written.


ALLERGAN, INC.                         ACADIA PHARMACEUTICALS INC.
By:                                    By:
    ------------------------------         ------------------------------

Title:                                 Title:
       ---------------------------             --------------------------


                                    EXHIBIT E

                              FORM OF PRESS RELEASE

FOR IMMEDIATE RELEASE             CONTACTS: ACADIA PHARMACEUTICALS
                                            THOMAS H. AASEN, VP AND CFO
                                            (619) 320-8640
                                            LEONARD R. BORRMANN, PHARM.D., CEO
                                            (619) 320-8614

                                            ALLERGAN INVESTOR RELATIONS
                                            VINCE SCULLIN, (714) 246-4636
                                            ALLERGAN MEDIA RELATIONS
                                            IRA HASKELL, (714) 246-4515


                ACADIA OUT-LICENSES NOVEL LEAD COMPOUNDS FOR
                     TREATMENT OF GLAUCOMA TO ALLERGAN

(SAN DIEGO, CALIFORNIA, COPENHAGEN, DENMARK AND IRVINE, CALIFORNIA JULY 27,
1999)--ACADIA Pharmaceuticals and Allergan (NYSE: AGN) announced today that they have entered into a license and research collaboration agreement to discover, develop and commercialize compounds for glaucoma, based on ACADIA's proprietary and highly receptor subtype-selective muscarinic lead compounds.

Under the terms of the agreement, ACADIA will grant Allergan worldwide rights to products based on these novel lead compounds for the treatment of ocular disease. ACADIA will provide its expertise in medicinal chemistry and high-throughput pharmacology to enable the final selection of up to two development candidates for clinical development and commercialization by Allergan. In exchange, ACADIA may receive up to nearly $19 million for the first development candidate, in the form of up-front fees, research support, and traditional milestone payments. ACADIA will also receive substantial royalties on future product sales worldwide. Pursuant to the agreement, Allergan also has the right to select a second development candidate, subject to similar milestone and royalty payments to ACADIA.

Discovered in one of ACADIA's internal drug discovery programs, these new lead compounds are highly selective for a specific subtype of the muscarinic receptor. Compounds with unprecedented receptor subtype selectivity were initially identified from ACADIA's diverse chemical library using the Company's patented Receptor Selection and Amplification Technology (R-SAT-TM-). ACADIA scientists have synthesized numerous analogs and performed precise pharmacological analysis using R-SAT-TM- to derive a detailed Structure-Activity Relationship for this family of molecules. Through these efforts, ACADIA has successfully discovered molecules that selectively target the subtype of the muscarinic receptor responsible for the lowering of intraocular pressure, while avoiding interaction with other receptor subtypes believed to cause side effects commonly associated with certain existing glaucoma therapies. In animal models of glaucoma, Allergan has shown that ACADIA's initial chemical lead produces a sustainable reduction of intraocular pressure, when applied topically, without the dose limiting side effects of these traditional anti-glaucoma therapies.

"ACADIA's lead compounds provide the potential for an important new breakthrough in glaucoma therapy," said David Pyott, Allergan's President and Chief Executive Officer. "This latest collaboration between Allergan and ACADIA is consistent with Allergan's objective to continue to expand our growing glaucoma franchise through the discovery and development of new and complimentary therapeutic approaches to the disorder that have the potential to significantly improve patient care."

In addition to this new license and collaboration agreement concerning ACADIA's muscarinic compounds, ACADIA and Allergan have another pre-existing collaboration directed at the discovery of other therapeutics for ocular disease. In November 1998, just one year into that collaboration, Allergan nominated a subtype-selective alpha-adrenergic agonist as a clinical candidate for glaucoma. Alpha-adrenergic agents lower introcular pressure, in part, by decreasing inflow of ocular fluid, while ACADIA's new receptor-selective muscarinic lead compounds are designed to increase the outflow of fluid from the eye. Both inflow and outflow agents are used as initial therapy and in combination to lower intraocular pressure associated with glaucoma.

"Given the outstanding success of our existing discovery collaboration with Allergan, they were the obvious preferred partner for our internal glaucoma program," added Leonard R. Borrmann, Pharm.D., ACADIA's Chief Executive Officer. "The successful discovery of our second clinical lead compound in less than one year further validates ACADIA's unique ability to rapidly identify novel receptor-selective compounds with the potential for improved clinical utility over existing therapies."

Forward Looking Statements
Any of the above statements that refer to Allergan's estimated or anticipated future results are forward-looking and reflect Allergan's current analysis of existing trends and information. Actual results may differ based on a number of factors including timing and uncertainty of the results of both research and regulatory processes and including the research, development, regulatory approval, introduction and consumer acceptance of new products. The reader is cautioned not to rely on these forward-looking statements. Allergan disclaims any intent or obligation to update these statements. Additional information concerning these factors can be found in press releases as well as in Allergan's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Certain Factors and Trends Affecting Business" in Allergan's 1998 Form 10-K. Copies of Allergan press releases and additional information about Allergan are available on the World Wide Web at WWW.ALLERGAN.COM, or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

ACADIA is a privately held drug discovery company focused on the identification of novel lead compounds for the treatment of Central Nervous System disorders. ACADIA uses its integrated discovery platform to identify and validate the molecular targets relevant to a disease and to discover highly selective compounds that specifically regulate these targets. ACADIA has a portfolio of internal drug discovery programs and is commercializing this pipeline through licensing and discovery collaborations with pharmaceutical partners. The Company's corporate headquarters and biological research are located in San Diego, California; chemistry research facilities are located in Copenhagen, Denmark. Additional information can be found on the Company's website at WWW.ACADIA-PHARM.COM.

Allergan, headquartered in Irvine, California, is a technology-driven, global healthcare company, providing eye care and specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care pharmaceutical, ophthalmic surgical device, over-the-counter contact lens care, movement disorder and dermatological markets that deliver value to our customers, satisfy unmet medical needs and improve patients' lives.